CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Registration Statement on Form N1-A of our report dated June 8, 2007, relating to the financial statements and financial highlights included in the Annual Report to Shareholders of Washington Mutual Investors Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Financial highlights", "Independent registered public accounting firm", and "Prospectuses, reports to shareholders and proxy statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, CA
June 26, 2007